UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2004

NovaMed Eyecare, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Item 5. Other Events.

Effective on March 26, 2004, NovaMed Eyecare, Inc. (the “Company”) changed its corporate name to “NovaMed, Inc.” The name change was effected by the merger of a wholly owned subsidiary of the Company with and into the Company pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”). The Company was the surviving corporation in the Merger. The effect of the Merger was to change the corporate name of the Company from “NovaMed Eyecare, Inc.” to “NovaMed, Inc.”

On March 26, 2004, the Company issued a press release announcing, among other things, the corporate name change of the Company. A copy of the press release is attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99	Press release of NovaMed Eyecare, Inc. dated March 26, 2004 announcing its name change to NovaMed, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed Eyecare, Inc.

Dated: March 26, 2004	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99	Press Release of NovaMed Eyecare, Inc. dated March 26, 2004 announcing its name change to NovaMed, Inc.